                                                                       EXHIBIT T

                              AMENDED AND RESTATED
                                TRUST AGREEMENT

          This AMENDED AND RESTATED TRUST AGREEMENT (this "Agreement"), made as of the 30th day of November, 2000, by and between MORGAN STANLEY DEAN WITTER & CO., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (in its individual capacity, "State Street" and, as trustee under this Agreement, the "Trustee"), hereby amends and restates the Trust Agreement dated as of March 5, 1991, as amended, between the Company and State Street.

                                   RECITALS:

          WHEREAS, certain Managing Directors, Principals, officers, other key employees and consultants of the Company or certain subsidiaries thereof ("Participants") are eligible to receive shares (the "Benefits") of the Company's common stock, par value $0.01 per share (the "Stock"), pursuant to awards of stock units under any of the following plans of the Company:

        .  the 1988 Equity Incentive Compensation Plan;
        .  the 1995 Equity Incentive Compensation Plan;
        .  the Employees' Equity Accumulation Plan; and
        . each other plan which the Company identifies to the Trustee in accordance with Section 11 of this Agreement,

as each may be amended, supplemented, replaced or extended, or any successor plan providing for similar benefits or awards, being hereinafter referred to collectively as the "Plans". Copies of the first three of which plans cited above are attached hereto as Exhibits A, B and C, respectively, and made a part hereof; and

          WHEREAS, the Company and State Street are parties to this Agreement, pursuant to which State Street serves as trustee for a trust (the "Managing Director Trust") which currently holds shares of Stock underlying stock unit awards under the Plans made to employees of the Company who hold the title of Managing Director and certain other officers of the Company; and

          WHEREAS, the Company and State Street are parties to a trust agreement dated as of April 1, 1994, as amended (the "Principal/V.P. Trust Agreement"), pursuant to which State Street serves as trustee for a trust (the "Principal/V.P. Trust") which currently holds shares of Stock underlying stock unit awards under the Plans made to Principals, Vice Presidents and certain other officers and key employees of the Company; and

          WHEREAS, the Company wishes to establish a single trust (a "Universal Trust"), for the purpose of holding all of the shares of Stock underlying stock unit awards under the Plans, and to transfer to the Universal Trust shares of Stock to be held therein, subject to the Company's power to revoke the Trust in accordance with the terms thereof, in whole or in part, at any time or from time to time, until distributed to the Participants and their beneficiaries ("Trust Beneficiaries") as Benefits in such manner and at such time as specified in the Plans;

          NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree to amend and restate this Agreement and agree that the Trust shall be composed, held and disposed of as follows:

        Section 1.  Trust Fund.
                    ----------

        (a) Subject to the claims of its creditors and the creditors of Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Discover Bank (formerly known as Greenwood Trust Company), Dean Witter Reynolds Inc. or any subsidiary succeeding to any substantial part of the business now conducted by any of such corporations (collectively, the "Material Subsidiaries") as set forth in Section 3, the Company has deposited with the Trustee in trust one share of Stock and cash in the amount of one thousand dollars ($1,000.00) which shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement together with additional deposits by the Company of cash or Stock from time to time.

          The Trust shall be funded only with shares of Stock, or cash to purchase such shares. Shares of Stock contributed to the Trust or purchased with cash so contributed shall either be allocated to stock units awarded under the Plan ("Allocated Shares") or be held in the Trust pending allocation to such stock units or other equity-based awards ("Unallocated Shares"). For purposes hereof, Unallocated Shares include shares of Stock held in the Trust that were considered Allocated Shares when contributed to, or purchased with cash held by, the Trust, but for which the corresponding stock units awarded under the Plan have been forfeited. In addition, the Trustee may retain up to one thousand dollars ($1,000.00) in cash or short term instruments for payment of expenses and liabilities of the Trust.


        (b) Except as otherwise provided herein, the Trust hereby established shall be revocable by the Company, in whole or in part, at any time or from time to time, without the consent of any other person or entity. Subject to the provisions of Section 3 and notwithstanding any other provision in this agreement to the contrary, (i) the Company may not revoke the Trust to the extent of any shares corresponding to a stock unit award of a Trust Beneficiary which award at the time of such revocation is unsettled but currently payable, all in accordance with the terms of the Plans and the award granted thereunder and (ii) the Company may not revoke the Trust to the extent of any dividend payable to the Trustee as record owner on the record date which dividend is distributable by the Trustee to any Trust Beneficiary in accordance with paragraph (f) of this Section 1.


        (c) The Trust is intended to be a grantor trust, within the meaning of Sections 671-677 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d) The assets of the Trust shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. Notwithstanding any other provision of this Agreement to the contrary and subject to the provisions of Section 3, no Trust Beneficiary shall have any claim on, or any beneficial ownership interest in, any assets of the Trust other than assets to which the Trust Beneficiary is entitled to a distribution as provided in Section 2 and paragraph (f) of this Section 1. No rights to a distribution of a Benefit or dividends declared thereon shall be created under this Agreement independently of any Trust Beneficiary's right to a distribution or payment under the Plans and the awards granted thereunder. Neither the Company nor the Trustee shall have any power to create a security interest in the assets of the Trust in favor of any Trust Beneficiary, any person entitled to Benefits by reason of the death of any Trust Beneficiary or any creditor of either the Company or any Material Subsidiary. Nothing contained herein or in any provision of the Plans shall operate to create a security interest in any part of the assets of the Trust on behalf of any Trust Beneficiary or any person entitled to Benefits upon the death of any Trust Beneficiary.


        (e) The Company may at any time or from time to time make additional deposits of cash or shares of Stock to the Trust to augment the assets to be held, administered and disposed of by the Trustee as provided in this Agreement. The Trustee shall have no duty or obligation to require the Company to make any contribution to the Trust.

        (f) Any cash dividend paid in respect of Allocated Shares held in the Trust shall be distributed by the Trustee to Trust Beneficiaries as directed by the Company, and any such cash dividend paid in respect of Unallocated Shares held in the Trust shall be paid to a charitable, educational or similar not-for-profit foundation, institution or other organization designated by the Company at the time of payment (a "Designated Charity"). In no event shall any such cash dividend be distributed to the Company. The Company shall act as agent for the Trustee in making such distributions unless the Trustee gives the Company 90 days notice, in writing, that the Trustee does not want the Company to act as its agent. The Trustee may require the Company to provide certification of its distributions to Trust Beneficiaries in respect of Allocated Shares and other parties in respect of Unallocated Shares. Any other dividend or distribution made with respect to the shares of Stock held in the Trust shall be distributed to the Trustee and delivered by the Trustee to the Company for disposition by the Company (i) in the case of Allocated Shares, in accordance with the Plan and awards granted thereunder and (ii) in the case of Unallocated Shares, to a Designated Charity as directed by the Company at the time of payment, but in no event shall any such dividend or distribution, or any proceeds resulting from a sale or other disposition thereof, be distributed to the Company.

        Section 2.  Payments to Trust Beneficiary.
                    -----------------------------

        (a) The Trustee shall distribute the Benefits in accordance with the Plans as directed by the Compensation Committee (the "Committee") of the Board of Directors of the Company or by an officer of the Company, as hereinafter set forth, if and to the extent that neither the Company nor any of its Material Subsidiaries is insolvent at the time of such distribution and shares of Stock are available for such distribution. Subject to the provisions of Section 3, a Trust Beneficiary shall be entitled to a distribution of Benefits from the Trust at the time the stock unit award becomes currently payable and is no longer subject to forfeiture, all in accordance with the terms of the Plans and the award granted thereunder, provided that the Trust has not been revoked prior to such time and that the Company's obligation under the stock unit award has not been satisfied otherwise. The Committee or an officer of the Company will instruct the Trustee as to the eligibility of any Trust Beneficiary for such distribution, the correct amount of each distribution and when to make the distribution. The Committee or its designee shall keep accurate records with respect to the Benefits payable from the Trust and the Trustee may rely upon such records without a duty of further inquiry in performing its duties under this Agreement. To the extent benefits have been paid from the Trust hereunder the Company shall be relieved of its obligation to pay such Benefits.

        (b) If at any time the number of shares held in the Trust is not sufficient to make any directed distribution of Benefits, in accordance with the Plans, to any Trust Beneficiary then entitled to a distribution, the Trustee shall distribute the balance of the shares held in the Trust to or on behalf of all the Trust Beneficiaries then entitled to distributions in the following manner: the Benefits distributed to any Trust Beneficiary shall be equal to the balance of shares held in the Trust multiplied by a fraction the numerator of which is the amount of Benefits such Trust Beneficiary is entitled to distribution of at that time and the denominator of which is the amount of Benefits all Trust Beneficiaries are entitled to distribution of at that time. No provision of this Trust Agreement shall relieve the Company of its liabilities to pay Benefits except to the extent that the same have been paid from the Trust hereunder.

        (c) The Trustee shall make provision for withholding of any federal, state or local taxes that may be required to be withheld in respect of any distribution from the Trust as directed by the Committee or by an officer of the Company and the Trustee shall remit any shares or other amounts so withheld as instructed by the Committee or by an officer of the Company, including to the Company if so instructed by the Committee or by such officer.

        Section 3.  Trustee Responsibility Regarding Payments to a Trust
                    ----------------------------------------------------
                    Beneficiary When the Company or any Material Subsidiary Is
                    ----------------------------------------------------------
                    Insolvent.
                    ---------

        (a) The Company or a Material Subsidiary of the Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company or the Material Subsidiary, whichever is applicable, is unable or otherwise fails to pay its debts, other than debts owed to the Company or to entities 50% or more owned or controlled, directly or indirectly, by the Company, as they mature in accordance with the terms of the relevant debt instruments or (ii) the Company or the Material Subsidiary is subject to a pending proceeding as a debtor under Title 11 of the United States Code (11 U.S.C. (S) 101 et seq.), as amended from time to time, or any successor statute or under Title 15 of the United States Code (15 U.S.C. (S) 78aaa et seq.), as amended from time to time, or any successor statute. If the Company or a Material Subsidiary is Insolvent, the Trustee promptly shall discontinue distributing benefits under Section 2 and dividends or other income earned on the shares of Stock or other assets held in Trust and thereafter, subject to paragraph (b) below, shall hold all of the assets and income of this Trust for the benefit of the general creditors of the Company or one or more Material Subsidiaries, or both, and shall make such assets and income available to such general creditors at such times and in such amounts as directed by a court of competent jurisdiction. The Company shall not replace any shares of Stock paid to such general creditors. Notwithstanding the foregoing, if new awards of stock units are made, shares of Stock corresponding to such stock units may be contributed to the Trust.

        (b) The Board of Directors or the Chairman or President of the Company shall have the duty to inform the Trustee promptly if the Company or any of its Material Subsidiaries becomes Insolvent. If a person claiming to be a creditor of the Company or any of its Material Subsidiaries alleges in writing to the Trustee that the Company or a Material Subsidiary has become Insolvent, the Trustee promptly shall suspend the distribution of Benefits under Section 2 and of dividends or other income earned on the shares of Stock or other assets held in Trust and shall contact the Company's Chairman or President and the Board of Directors. If the Company's Chairman or President or the Board of Directors fails to confirm or deny such claim, the Trustee shall continue the suspension of Benefit distributions to Trust Beneficiaries and of income on the assets held in Trust until or unless a court of competent jurisdiction shall have determined that neither the Company nor any of its Material Subsidiaries is Insolvent. The Trustee shall also have the right at any time to apply to a court of competent jurisdiction for instructions on how to proceed if the Trustee determines that such action is necessary or appropriate in light of any uncertainty that may reasonably exist regarding whether or not the Company or a Material Subsidiary is Insolvent. Unless the Trustee has actual knowledge that the Company or a Material Subsidiary is Insolvent, the Trustee shall have no duty to inquire whether the Company or any of its Material Subsidiaries is Insolvent. In the absence of actual knowledge to the contrary, if the Trustee is notified pursuant to the foregoing provisions by a court of competent jurisdiction, by the Company's Chairman or President or by the Board of Directors that the Company and all its Material Subsidiaries are not or are no longer Insolvent, the Trustee shall resume the distribution of Benefits under Section 2 and of dividends or other income earned on the shares of Stock or other assets held in the Trust. Upon resumption of the distribution of Benefits by the Trustee, the first distribution to each Trust Beneficiary to whom distributions were so suspended shall include (to the extent that shares are available therefor) the amount by which the aggregate of all distributions which would have been made to such Trust Beneficiary in accordance with instructions given by the Committee or by officers of the Company, but for the discontinuance of distributions pursuant to paragraph (a) above, exceeds the aggregate distributions on account of Benefits actually made to such Trust Beneficiary by the Company (as certified to the Trustee by the Company in writing) during such period of discontinuance.

        Section 4.  Term of the Trust and Payments to Company in Connection with
                    ------------------------------------------------------------
                    Termination of the Trust.
                    ------------------------

        Unless sooner terminated, this Trust shall terminate upon the earlier of (a) the satisfaction of all the Company's obligations under the Plans to the Trust Beneficiaries, (b) the receipt of an offer (including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934 as from time to time amended and in effect) to acquire any shares of Stock held by the Trustee in the Trust, other than an offer by the Company or any affiliate 50% or more of which was owned or controlled directly or indirectly by the Company prior to the transaction (a "Self-Tender"), or (c) the twenty-first anniversary of the death of the last to survive of the employees of the Company or its subsidiaries who are Trust Beneficiaries as of the date of execution of this Agreement. Upon any termination of the Trust, all Unallocated Shares of Stock and other assets, if any, held in the Trust shall be distributed to such employees or groups of employees of the Company or the Material Subsidiaries as determined or designated by the Committee or by an officer of the Company at the time of such termination of the Trust. The Company shall direct the Trustee as to the distribution of such shares and other assets no later than the final payment date for any stock units to which there correspond Allocated Shares held in the Trust.

        Section 5.  Investment of Trust Assets.
                    --------------------------

        Unless otherwise directed by the Committee or by an officer of the Company and subject to the Trustee's discretion to retain up to one thousand dollars ($1,000.00) in cash or short term instruments for the payment of expenses and liabilities of the Trust, cash contributed by the Company shall be invested in shares of Stock. Except as otherwise provided herein, assets of the Trust shall be invested in shares of Stock at all times.

        Section 6.  Accounting by Trustee.
                    ---------------------

        The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions, including such specific records as shall be agreed upon in writing between the Company or the Committee and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Company, its officers and the Committee. Within sixty (60) days following the close of each calendar year, the removal or resignation of the Trustee or the termination of this Trust, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal, resignation or termination, setting forth all investments, receipts, disbursements and other transactions effected by it, and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal, resignation or termination, as the case may be. Upon written request a Trust Beneficiary may examine the Trustee's records and accounts regarding the number of shares of Stock held in the Trust and the dividends paid on such shares during the current year; provided that no Trust Beneficiary shall have any right to see such records or accounts as they relate to individual interests in the Trust other than his own.

        Section 7.  Responsibilities and Powers of Trustee.
                    --------------------------------------

        (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for (i) any action taken pursuant to a direction, request, or approval given by the Company, by the Committee or by an officer of the Company contemplated by and complying with the terms of this Trust Agreement or (ii) any inaction taken because of the failure of the Company, the Committee or an officer of the Company to give such a direction, request or approval, except in the case of the gross negligence or willful misconduct or from the Trustee's breach of this Agreement. To the extent that the Trustee is acting pursuant to such direction, request or approval or is not acting because of the absence thereof and has not acted with gross negligence or willful misconduct, the Trustee shall be relieved of the "prudent man rule" for investments.

        (b) Subject to the provisions of Section 3(b), the Trustee shall have no duty to make an independent investigation as to the occurrence of any event giving rise to a distribution hereunder or under the Plans, and shall be entitled to rely conclusively on the determinations of the Company, the Board of Directors, the Company's Chairman or President, the Committee or an officer of the Company, as the case may be, as to the occurrence of any such event, which determinations shall be binding upon the Trustee, the Company and the Trust Beneficiaries. The Company shall indemnify the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust (including in connection with litigation undertaken or defended by the Trustee and in connection with action taken or omitted in accordance with this Agreement, unless resulting from the gross negligence or willful misconduct of the Trustee). This indemnification shall also extend to the officers, employees and agents of the Trustee. To the extent, but only to such extent, that the Company fails to make any payment on account of an indemnity provided in this
Section 7, such payment shall be made from the Trust assets; provided, however, that the amount of any such payment from the Trust shall thereafter constitute a claim of the Trustee on behalf of the Trust against the Company and may be offset by the Trustee against any amount payable to the Company pursuant to Section 2(c).

        (c) The Trustee may hire agents, accountants and attorneys (including the Company's attorneys) to assist with its responsibilities under this Agreement subject to the consent of the Company.

        (d) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

        (e) The Committee and the officers of the Company shall direct the Trustee in administering the Trust, as provided in this Agreement.

        (f) Any corporation into which the Trustee (or any other corporation acting as Trustee) shall be merged or with which it shall be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which it shall be a party, or any corporation to which all or substantially all of its trust business shall be transferred, shall be the successor of the Trustee (or of any other corporation acting as Trustee) as Trustee under this Agreement, without the execution or filing of any instrument or the performance of any further act or the order or judgment of any court and with the same powers, authorities and discretions.

        (g) Until such time as the Company amends the Trust to provide otherwise, the Trustee shall have no discretion or authority to vote Stock held in the Trust by the Trustee on any matter presented for a vote of the stockholders of the Company except in accordance with the provisions of this paragraph

        (g). The Trustee shall solicit instructions from each Trust Beneficiary who is an active employee (an "Active Employee") of the Company or any of its subsidiaries or affiliates, as indicated by the Company, as to the manner in which the shares of Stock held in the Trust corresponding to stock units awarded to such Trust Beneficiary under the

Plans shall be voted. The Trustee shall hold all such instructions in confidence. The Trustee shall follow any such directions that are timely received with respect to such shares of Stock and shall vote or tender all Stock held in the Trust as to which no proper instructions are received (whether corresponding to stock units awarded to Active Employees or not) in proportion to Stock for which proper instructions have been received from Active Employees.

          The Trustee shall communicate or cause to be communicated to each Trust Beneficiary the provisions of this Agreement relating to the right of such Trust Beneficiary, while an Active Employee to direct the Trustee with respect to the voting of shares of Stock corresponding to such Trust Beneficiary's stock units. Such communication shall also discuss the consequences of an instruction to abstain or withhold authority to vote and any failure to timely instruct the Trustee.

        (h) The Company shall promptly notify each Trust Beneficiary of the existence of the Trust and such Beneficiary may examine a copy of this Agreement upon request. The Trustee shall distribute or cause to be distributed any and all communications required by paragraph (g) of this Section 7. The Company shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Trust Beneficiaries.

        (i) Notwithstanding anything in this Agreement to the contrary, any cash, or income on other proceeds, received as a result of a transaction presented to a vote of Stockholders or as a result of a Self-Tender shall, unless otherwise directed by the Committee or by an officer of the Company, be invested in the discretion of the Trustee in fixed-income investments issued or guaranteed by the United States of America or any agency or instrumentality thereof having a maturity of not more than one year from the time such investment is made until the Trustee is otherwise directed by the Committee or by an officer of the Company or until the Trust Beneficiaries, to whose stock unit awards the shares subject to such transaction corresponded, shall be entitled to receive distributions from the Trust in accordance with the Plans. Cash retained by the Trustee for the payment of expenses or liabilities shall be invested by the Trustee in its discretion.

        Section 8.  Compensation and Expenses of Trustee.
                    ------------------------------------

        (a) The Trustee shall be entitled to receive such reasonable compensation for its services and reimbursement for reasonable expenses incurred with respect to the administration of the Trust, including fees incurred by the Trustee pursuant to Section 7(c) of this Agreement, in either case as shall be agreed upon between the Trustee and the Company. Such compensation and expenses shall be paid by the Company but, if not paid by the Company after demand from the Trustee, such compensation and expenses may be paid from the assets of the Trust; provided, however, that the amount of any such payment from the Trust shall thereafter constitute a claim of the Trustee on behalf of the Trust against the Company and may be offset by the Trustee against any amount payable to the Company pursuant to Section 2(c).

        Section 9.  Replacement of Trustee.
                    ----------------------

        (a) The Trustee may resign at any time, subject to the appointment and qualification of a successor trustee, by giving 60 days prior notice of such resignation in writing to the Company. The Trustee may be removed by the Company at any time without prior notice. In the event of the resignation or removal of the Trustee, a successor corporate trustee shall be appointed by the Company.

        (b) In the event of the appointment of a successor trustee, such successor trustee will succeed to all the right, title and estate of, and will be, the Trustee; and the retiring trustee will after the settlement of its final account and the receipt of any compensation or expenses due it, deliver the Trust to the successor trustee together with all such instruments of transfer, conveyance, assignment and further assurance as the successor trustee may reasonably require.

        Section 10.  Amendment.
                     ---------

        (a) This Agreement may be amended by a written instrument executed by the Company at any time and to any extent except that, subject to the limitation below, in no event shall the rights of the creditors of the Company or any Material Subsidiary be diminished and no amendment may be made which would permit the Company to revoke the Trust to the extent of (i) any shares corresponding to a stock unit award of a Trust Beneficiary which award is unsettled but currently payable or (ii) any dividend payable to the Trustee as record owner on the record date which dividend is distributable by the Trustee to any Trust Beneficiary in accordance with Section 1(f) hereof. In addition, no amendment may be made without the Trustee's consent which would change the Trustee's duties or responsibilities under this Agreement. Notwithstanding the foregoing, if the business of an existing Material Subsidiary which is not Insolvent ceases to be materially significant to the Company as a whole, or a Material Subsidiary which is not Insolvent is no longer 50% or more owned or controlled, directly or indirectly by the Company, the Company shall amend the definition of Material Subsidiary to substitute an entity which is 50% or more owned or controlled directly or indirectly by the Company, the business of which is materially significant to the Company taken as a whole, as a Material Subsidiary. Any entity which merges with or acquires substantially all the business or assets of a Material Subsidiary in exchange for equity or convertible securities shall thereupon become a Material Subsidiary for purposes of this Agreement if such entity is 50% or more owned or controlled directly or indirectly by the Company upon consummation of the transaction. If the Company is unable to substitute an entity whose business is material to the Company taken as a whole, in place of a Material Subsidiary which ceases to qualify as such, the Company shall select a substitute from among those entities, if any, which are at such time 50% or more owned or controlled directly or indirectly by the Company and actively engaged in a trade or business.


        (b) The Plans may be amended from time to time by the Company in accordance with its terms without the consent or concurrence of the Trustee and the Company will provide the Trustee with such amendments in a timely manner. The Company shall provide the Trustee with a copy of any amendment, certified by the Company's Secretary, Assistant Secretary or such person's designee, within 90 days after its adoption. In the event of any conflict between the Plans and this Agreement concerning the Trustee's responsibilities, this Agreement shall govern.

        Section 11.  Severability and Alienation.
                     ---------------------------

        (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof and this Agreement shall be reconstituted and enforceable as if such illegal provision were never included.

        (b) Subject to the provisions of Section 3, Benefits under this Agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

        In addition to the foregoing, the Company from time to time may unilaterally amend the definition of "Plan" set forth in the first Whereas clause of this Agreement to include additional plans of the Company or one of its subsidiaries which provide for awards of stock units. The Company shall effect any such amendment by providing the Trustee with written notice identifying the plan or plans to be added to the definition of "Plan" and shall furnish the Trustee with a copy of the relevant plan or plans. Following such actions by the Company, the plan or plans so identified shall be included among the plans which collectively constitute the "Plan" for purposes of this Agreement, and such plan or plans shall be considered a part hereof.

        Section 12.  Governing Law.
                     -------------

        This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        Section 13.  Notices.
                     -------

        (a) Communications to the Company shall be addressed to the Company at 1585 Broadway, New York, New York 10036, Attn: General Counsel and Secretary, provided, however, that upon the Company's written request, such communications shall be sent to such other address as the Company may specify.

        (b) Communications to the Trustee shall be addressed to CitiStreet at Company Stock Management, 200 Newport Avenue, JQ3N, North Quincy, Massachusetts 02171, Attn: Anne Muir; provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

        (c) Communications to the Committee shall be addressed to the Committee at 1221 Avenue of the Americas, 27th Floor, New York, New York 10020, Attn: Law, Compliance and Governmental Affairs Department, provided, however, that upon the Committee's written request, such communications shall be sent to such other address as the Committee may specify.

        (d) No communication shall be binding on the addressee thereof prior to receipt thereof.

        Section 14.  Signature in Counterparts.
                     -------------------------

        This Agreement may be signed in counterparts, each of which shall be an original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company and State Street have executed this Agreement as of the date first above written.


                            MORGAN STANLEY DEAN WITTER & CO.

                            By:  /s/ Martin M. Cohen
                                 -------------------
                                 Name:  Martin M. Cohen
                                 Title: Assistant Secretary

                            STATE STREET BANK AND TRUST COMPANY

                            By:  /s/ Christine R. Walsh
                                 ----------------------
                                 Name:  Christine R. Walsh
                                 Title: Vice President

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